UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 26, 2019

iShares® S&P GSCI™ Commodity-Indexed Trust

(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	001-32947 (Commission File Number)	51-6573369 (I.R.S. Employer Identification No.)

c/o iShares Delaware Trust Sponsor LLC
400 Howard Street
San Francisco, California 94105
Attn: Product Management Team
iShares Product Research & Development
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (415) 670-2000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 26, 2019, BlackRock Asset Management International Inc. (the “Member”) of iShares Delaware Trust Sponsor LLC (the “Sponsor”), sponsor of iShares S&P GSCI Commodity-Indexed Trust (the “Trust”), appointed Stephen Messinger as a Director of the Sponsor effective April 1, 2019.

On March 27, 2019, the Board of Directors of the Sponsor appointed Mary Cronin (formerly, Miley) as the Chief Financial Officer of the Sponsor effective April 1, 2019.

Mr. Messinger, 56, rejoined BlackRock, Inc., a global asset management firm, as a Managing Director in August 2016. Mr. Messinger has also served as Executive Vice President of the iShares SEC-registered exchange-traded funds since September 2016. Prior to rejoining BlackRock, Inc., Mr. Messinger served as a Managing Director of Beacon Consulting Group, a boutique asset management consultancy, from May 2014 to July 2016. During his previous service with BlackRock, Inc., from June 2007 to January 2014, Mr. Messinger served as Chief Administrative Officer for the Global Client Group and Head of Planning and Strategy for the iShares business. Prior to joining BlackRock in June 2007, Mr. Messinger worked at Ernst & Young as the head of the West Coast Asset Management Advisory Practice from March 2005 to May 2007. Mr. Messinger earned a Bachelor of Arts in history from Brown University in 1985, a Master of Arts in international affairs from Columbia University in 1989, and an MBA from the Wharton School at the University of Pennsylvania in 1994.

Ms. Cronin, 41, has served as a Director of BlackRock, Inc. performing supervisory and managerial functions since May 2012. Prior to joining BlackRock, Inc., Ms. Cronin served in an accounting operations and financial reporting function, supporting the registered funds and UCITS funds at Dodge & Cox, an asset management firm, from November 2008 to April 2012.  Prior to that, Ms. Cronin was an audit Senior Manager at PricewaterhouseCoopers, where she focused on the audits of registered investment companies.  Ms. Cronin earned a Bachelor of Science in business administration from California Polytechnic State University, San Luis Obispo, in 1999, and is a certified public accountant (inactive).

Mr. Messinger replaces Jack Gee as a Director of the Sponsor, and Ms. Cronin replaces Jack Gee as the Chief Financial Officer of the Sponsor. Mr. Gee resigned as a Director and the Chief Financial Officer of the Sponsor, effective April 1, 2019. Mr. Gee's decision to resign was not the result of any dispute or disagreement with the Trust on any matter relating to the Trust's operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 29, 2019

iShares S&P GSCI Commodity-Indexed Trust*

By:	iShares Delaware Trust Sponsor LLC

By:	/s/ Paul Lohrey
Name: Paul Lohrey
Title: Director, President and Chief Executive Officer

By:	/s/ Jack Gee
Name: Jack Gee
Title: Director and Chief Financial Officer

*

The registrant is a trust. Each of the individuals specified above is signing in his or her capacity as an officer and/or authorized signatory of iShares Delaware Trust Sponsor LLC, the Sponsor of the trust.